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                                                                      EXHIBIT 32

    The certification set forth below is being submitted in connection with the Annual Report on Form 10-K of Becton, Dickinson and Company for the fiscal year ended September 30, 2003 (the 'Report') for the purpose of complying with Rule 13a-14(b) of the Securities Exchange Act of 1934 (the 'Exchange Act') and
Section 1350 of Chapter 63 of Title 18 of the United States Code.

    I, Edward J. Ludwig, the Chief Executive Officer of Becton, Dickinson and Company, certify that:

        1. such Report fully complies with the requirements of Section 13(a) of the Exchange Act; and

        2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Becton, Dickinson and Company.

Date: December 23, 2003

/s/ EDWARD J. LUDWIG
-----------------------
Edward J. Ludwig
Chief Executive Officer



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    The certification set forth below is being submitted in connection with the
Annual Report on Form 10-K of Becton, Dickinson and Company for the fiscal year ended September 30, 2003 (the 'Report') for the purpose of complying with Rule 13a-14(b) of the Securities Exchange Act of 1934 (the 'Exchange Act') and
Section 1350 of Chapter 63 of Title 18 of the United States Code.

    I, John R. Considine, the Chief Financial Officer of Becton, Dickinson and Company, certify that:

        1. such Report fully complies with the requirements of Section 13(a) of the Exchange Act; and

        2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Becton, Dickinson and Company.

Date: December 23, 2003

/s/ JOHN R. CONSIDINE
-----------------------
John R. Considine
Chief Financial Officer